Exhibit 99.1

CBS CORPORATION ANNOUNCES AGREEMENT TO SELL

CBS TELEVISION CITY

HACKMAN CAPITAL PARTNERS TO PURCHASE 25-ACRE PROPERTY

AND LANDMARK PRODUCTION FACILITY

Transaction Proceeds to CBS of $750 Million

CBS Corporation today announced it has signed a definitive agreement for the sale of its iconic 25-acre CBS Television City® property and sound stage operation with Los Angeles-based real estate developer Hackman Capital Partners for $750 million. As part of the agreement, Hackman Capital will also have the rights to use the Television City trademark in connection with its operations on the property.

CBS programs will continue to be produced on the Television City campus for at least the next five years. Series produced at Television City include THE LATE LATE SHOW with JAMES CORDEN, THE PRICE IS RIGHT, THE YOUNG AND THE RESTLESS and THE BOLD AND THE BEAUTIFUL.

CBS will also retain office space for CBS Studios International’s U.S. headquarters and other company departments currently housed on the site.

“The sale of Television City unlocks significant value, increasing CBS’ financial flexibility, including the ability to redeploy capital for strategic growth initiatives such as additional content investment,” said Joseph Ianniello, President and Acting CEO, CBS Corporation. “At the same time, we will be transitioning this venerable site to a new owner who is committed to its legacy as both a cultural landmark and modern production facility. Hackman Capital has demonstrated terrific stewardship of classic properties, including their development of the landmark Culver Studios.”

“The acquisition of the legendary Television City will add another crown jewel to our portfolio,” said Michael Hackman, CEO of Hackman Capital Partners. “We have had great success modernizing and transforming real estate into state-of-the art facilities for notable media, entertainment and content creation companies. With a tremendous operations team already in place, we envision an exciting future for this storied production studio.”

CBS owns the 40-acre CBS Studios Center in Studio City, Calif, which will remain the company’s primary production facility. That campus is home to the broadcast network, CBS Television Studios and CBS Television Stations KCBS and KCAL.

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The transaction will be tax efficient, is subject to customary closing conditions, including receipt of regulatory approval, and is expected to close by early 2019.

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Cautionary Statement Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect current expectations concerning future results and events. Similarly, statements that describe objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results to be different from those expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others: the satisfaction of the conditions to the transaction; the parties’ ability to complete the transaction on the anticipated terms and schedule, including the ability to obtain regulatory approval; risks relating to unforeseen liabilities, future capital expenditures and expenses; the purchaser’s ability to operate the transferred operations successfully after the closing of the transaction; other domestic and global economic, business and/or other regulatory factors that may impact the transaction; and other factors described in CBS’ filings with the U.S. Securities and Exchange Commission including, but not limited to, CBS’ most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included herein are made only as of the date of this document and CBS does not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

About CBS Corporation:

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand — “the Eye” — one of the most-recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, local TV, film, and interactive and socially responsible media. CBS’ businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Network 10 Australia, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS EcoMedia, and CBS Experiences.

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Press Contacts:

Chris Ender	818-655-1100	cender@cbs.com

Kelli Raftery	212-975-3161	kelli.raftery@cbs.com